                                                                    EXHIBIT 99.1

                            YOUNG & ASSOCIATES, INC.

                              Financial Statements

                           December 31, 2000 and 1999

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
o2wireless Solutions, Inc.:

We have audited the accompanying balance sheets of Young & Associates, Inc. (the "Company") as of December 31, 2000 and 1999, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Young & Associates, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Atlanta, Georgia
March 16, 2001

                            YOUNG & ASSOCIATES, INC.

                                 Balance Sheets

                           December 31, 2000 and 1999

                                                                                           2000                  1999
                                                                                       ------------           -----------
                                                    ASSETS
Current assets:
   Cash and cash equivalents                                                           $    869,057               110,790
   Accounts receivable, net of allowance for doubtful accounts
        of $35,000 at December 31, 2000 and 1999                                          2,194,413             1,424,017
   Costs in excess of billings on uncompleted contracts                                      12,083                27,000
   Stockholder loan                                                                              --               250,000
   Prepaid expenses                                                                         113,150                33,311
   Other assets                                                                              13,122                42,068
                                                                                       ------------           -----------
                   Total current assets                                                   3,201,825             1,887,186

Property and equipment, net of accumulated depreciation of $87,730
    and $30,196 at December 31, 2000 and 1999, respectively                                 269,778                45,617
                                                                                       ------------           -----------
                                                                                       $  3,471,603             1,932,803
                                                                                       ============           ===========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                    $     27,730                63,114
   Accrued expenses                                                                         883,183               255,092
   Note payable                                                                                  --               300,000
                                                                                       ------------           -----------
                  Total liabilities                                                         910,913               618,206
                                                                                       ------------           -----------

Stockholders' equity:
   Common stock, $.001 par value; 25,000,000 shares authorized, 555,556 shares issued and 500,000 shares outstanding at
        December 31, 2000 and 1999                                                              556                   556
   Additional paid-in capital                                                               249,944               249,944
   Retained earnings                                                                      2,493,869             1,247,776
   Treasury stock, at cost, 55,556 common shares                                           (183,679)             (183,679)
                                                                                       ------------           -----------
                  Total stockholders' equity                                              2,560,690             1,314,597

   Commitments and contingencies (note 7)
                                                                                       ------------           -----------

                                                                                       $  3,471,603             1,932,803
                                                                                       ============           ===========

See accompanying notes to financial statements.


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

                            YOUNG & ASSOCIATES, INC.

                              Statements of Income

                     Years ended December 31, 2000 and 1999

                                                                                           2000                   1999
                                                                                       ------------           -----------
Contract revenues                                                                      $  9,624,492             6,229,777
Cost of revenues                                                                          5,941,050             4,537,255
                                                                                       ------------           -----------
                  Gross profit                                                            3,683,442             1,692,522

Selling, general, and administrative expenses                                             1,353,968               790,619
Embezzlement (gain) loss                                                                   (389,972)              220,875
Depreciation                                                                                 57,601                34,643
                                                                                       ------------           -----------
                  Operating income                                                        2,661,845               646,385

Other income (expense):
   Interest income                                                                           55,188                50,490
   Interest expense                                                                          (2,135)               (4,810)
                                                                                       ------------           -----------

                  Net income                                                           $  2,714,898               692,065
                                                                                       ============           ===========

See accompanying notes to financial statements.


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

                            YOUNG & ASSOCIATES, INC.

                       Statements of Stockholders' Equity

                     Years ended December 31, 2000 and 1999

                                             COMMON STOCK           TREASURY STOCK         ADDITIONAL                     TOTAL
                                          ------------------    -----------------------      PAID-IN     RETAINED     STOCKHOLDERS'
                                           SHARES     AMOUNT     SHARES        AMOUNT        CAPITAL     EARNINGS        EQUITY
                                          --------    ------    --------    -----------    ----------   ----------    ------------
Balances at December 31, 1998              555,556    $  556          --    $        --      249,944     4,262,933      4,513,433
Net income                                      --        --          --             --           --       692,065        692,065
Stockholders' distribution                      --        --          --             --           --    (3,707,222)    (3,707,222)
Repurchase of common stock (note 5)             --        --      55,556       (183,679)          --            --       (183,679)
                                          --------    ------    --------    -----------     --------    ----------     ----------
Balances at December 31, 1999              555,556       556      55,556       (183,679)     249,944     1,247,776      1,314,597
Net income                                      --        --          --             --           --     2,714,898      2,714,898
Stockholder distribution                        --        --          --             --           --    (1,468,805)    (1,468,805)
                                          --------    ------    --------    -----------     --------    ----------     ----------
Balances at December 31, 2000              555,556    $  556      55,556    $  (183,679)     249,944     2,493,869      2,560,690
                                          ========    ======    ========    ===========     ========    ==========     ==========

See accompanying notes to financial statements.


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

                            YOUNG & ASSOCIATES, INC.

                            Statements of Cash Flows

                     Years ended December 31, 2000 and 1999

                                                                                           2000                   1999
                                                                                       ------------           -----------
Cash flows from operating activities:
   Net income                                                                          $  2,714,898               692,065
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation                                                                        57,601                34,643
         (Gain) loss on disposal of equipment                                                   (67)               74,333
         Repayment of (distribution for) stockholder loan                                   250,000              (277,778)
         Changes in assets and liabilities:
            Accounts receivable                                                            (770,396)              114,746
            Costs in excess of billings on uncompleted contracts                             14,917               (27,000)
            Prepaid expenses                                                                (79,839)               43,142
            Other assets                                                                     28,946                12,691
            Accounts payable                                                                (35,384)               28,396
            Accrued expenses                                                                660,891              (171,877)
                                                                                       ------------           -----------
                  Net cash provided by operating activities                               2,841,567               523,361
                                                                                       ------------           -----------

Cash flows used in investing activities:
   Purchases of property and equipment                                                     (285,785)              (30,661)
   Proceeds on disposal of property and equipment                                             4,090                    --
                                                                                       ------------           -----------
                  Net cash used in investing activities                                    (281,695)              (30,661)
                                                                                       ------------           -----------

Cash flows used in financing activities:
   (Repayment of) proceeds from note payable                                               (300,000)              300,000
   Stockholders' distributions                                                           (1,468,805)           (3,707,222)
   Purchase of treasury stock                                                               (32,800)             (123,101)
                                                                                       ------------           -----------
                  Net cash used in financing activities                                  (1,801,605)           (3,530,323)
                                                                                       ------------           -----------

                  Net increase (decrease) in cash and cash equivalents                      758,267            (3,037,623)

Cash and cash equivalents at beginning of year                                              110,790             3,148,413
                                                                                       ------------           -----------

Cash and cash equivalents at end of year                                               $    869,057               110,790
                                                                                       ============           ===========

Supplemental disclosures of cash flow information:
   Cash paid during the year for interest                                              $      2,135                 4,810
                                                                                       ============           ===========

   Cash paid during the year for taxes                                                 $     16,095               202,138
                                                                                       ============           ===========

   Conversion of stockholder loan to treasury stock                                    $         --                27,778
                                                                                       ============           ===========

   Accrued payable related to purchase of treasury stock                               $         --                32,800
                                                                                       ============           ===========

See accompanying notes to financial statements.


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

                            YOUNG & ASSOCIATES, INC.

                          Notes to Financial Statements

                           December 31, 2000 and 1999

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

         (A)      DESCRIPTION OF BUSINESS

                  Young & Associates, Inc. (the "Company"), headquartered in San Diego, California, was founded in 1995 to provide turnkey site development services to the wireless telecommunication industry.

                  The Company provides comprehensive consulting services that encompass site acquisition, zoning, permitting, and construction management, with operations primarily in the United States of America.

         (B)      CONTRACT REVENUE AND COST RECOGNITION

                  For the years ended December 31, 2000 and 1999, the Company derived approximately 98% and 94% of revenue from time-and-material contracts and 2% and 6% of revenue from fixed-price contracts, respectively.

                  Revenue from time-and-material contracts are recognized based on actual time and expense incurred.

                  Revenue from fixed-price construction contracts are recognized on the completed-contract method. A contract is considered complete when all costs except insignificant items have been incurred and the service project has been accepted by the customer.

                  Costs in excess of amounts billed are classified as current assets under costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

                  Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies tools and repairs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

         (C)      CASH EQUIVALENTS

                  The Company considers all highly liquid financial instruments with original maturities of three months or less to be cash equivalents.

         (D)      PROPERTY AND EQUIPMENT

                  Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. Significant additions which extend lives are capitalized. Normal maintenance and repair costs are expensed as incurred.


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

                            YOUNG & ASSOCIATES, INC.

                          Notes to Financial Statements

                           December 31, 2000 and 1999

         (E)      ORGANIZATION COSTS

                  Effective January 1, 1999, the Company adopted the American Institute of Certified Public Accountants Statement of Position 98-5, Reporting on the Costs of Start-up Activities ("SOP 98-5"), which requires that start-up costs be expensed as incurred. Adoption of SOP 98-5 did not have a material effect on the Company's results of operations.

         (F)      INCOME TAXES

                  The Company's stockholders elected to have the earnings of the Company taxed under the S Corporation provisions of the Internal Revenue Code. Under the S Corporation provisions, deferred taxes are not recognized by the Company and earnings or losses of the Company are included in the income tax returns and are the liability of its stockholders' for Federal and State income tax purposes.

         (G)      USE OF ESTIMATES

                  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and revenues and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

         (H) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

                  The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceeds the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         (I)      COMPREHENSIVE INCOME

                  On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income or loss and its components in a full set of financial statements. Comprehensive income or loss consists of net income or loss and all other gains and losses that are excluded from net income by current accounting standards, and is presented in the statement of stockholders' equity. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations. The Company has no "other" comprehensive income or loss to report for the years ended December 31, 2000 and 1999.


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

                            YOUNG & ASSOCIATES, INC.

                          Notes to Financial Statements

                           December 31, 2000 and 1999

         (J)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  SFAS No. 107, Disclosure About Fair Value of Financial Instruments, requires that fair values be disclosed for the Company's financial instruments. The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term nature of these instruments. The carrying amount reported for the Company's notes payable approximate its fair value because the underlying instruments earn interest at rates and terms comparable to current terms offered to the Company for instruments of similar risk. The fair values of stockholder loans are not estimable due to their related party nature.

         (K)      TREASURY STOCK

                  Treasury stock is stated at cost. In noncash exchanges, fair value represents cost.

(2)      PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at December 31, 2000 and 1999:

                                                                    ESTIMATED USEFUL
                                                                     LIVES IN YEARS            2000                 1999
                                                                    ----------------        ----------           ----------
    Office equipment                                                        5               $   71,731               49,036
    Vehicles                                                                5                   26,777               26,777
    Airplane                                                                5                  259,000                   --
                                                                                            ----------           ----------
                   Total property and equipment                                                357,508               75,813

    Less accumulated depreciation                                                              (87,730)             (30,196)
                                                                                            ----------           ----------

                   Net property and equipment                                               $  269,778               45,617
                                                                                            ==========           ==========

(3)      STOCKHOLDER LOAN

         In February 1999, the largest stockholder executed a promissory loan (the "Loan") in the amount of $250,000. Interest on the Loan was payable at a fixed rate of 8% per annum. The Loan is interest only payable in one payment of all outstanding principal and accrued unpaid interest on February 1, 2000. As of December 31, 1999, the Loan accrued $18,643 of unpaid interest, resulting in an outstanding balance of $268,643. The stockholder subsequently repaid all outstanding principal and accrued unpaid interest in January 2000.


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

                            YOUNG & ASSOCIATES, INC.

                          Notes to Financial Statements

                           December 31, 2000 and 1999

(4)      NOTE PAYABLE

         On November 8, 1999, the Company executed a promissory note (the "Note") in the amount of $300,000. Interest on the Note was payable at the rate of prime plus 2% per annum. The weighted-average interest rate at December 31, 1999 was approximately 10.25%. The Note is payable in one payment of all outstanding principal and accrued interest on November 8, 2000. The Company repaid all outstanding principal and accrued interest on November 8, 2000.

(5)      TREASURY STOCK

         During December 1999, the Company repurchased 55,556 shares of common stock for total consideration of $183,679. The purchase price consisted of $123,101 in cash, conversion of a $27,778 stockholder loan and $32,800 of an accrued payable. The balance was subsequently paid April 2000.

(6)      EMBEZZLEMENT

         During 1999, the Company discovered that a former employee had embezzled $389,972. The embezzlement occurred during 1999 and 1998, resulting in period losses of $220,875 and $169,097, respectively. The individual subsequently repaid $389,972 during 2000 in consideration of the losses.

(7)      COMMITMENTS AND CONTINGENCIES

         (A)      LEASES

                  The Company has commitments with unrelated parties under operating leases, principally for office space and office equipment. These lease terms generally cover a period of two to four years. The following summarizes the approximate aggregate future minimum lease payments under all noncancelable operating lease obligations:

                         YEAR ENDING
                         DECEMBER 31,
                         ------------
                             2001                         $  17,300
                             2002                            15,800
                                                          ---------

                                    Total                 $  33,100
                                                          =========

                  Total lease expense for 2000 and 1999 approximated $26,000 and $29,000, respectively.

         (B)      LEGAL MATTERS

                  In the normal course of business, the Company is subject to certain administrative proceedings and litigation. In management's opinion, the outcome of such matters will not materially affect the financial position and results of operations of the Company.


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

                            YOUNG & ASSOCIATES, INC.

                          Notes to Financial Statements

                           December 31, 2000 and 1999

(8)      EMPLOYEE BENEFITS

         The Company operates a 401(k) plan (the "Plan") for eligible employees whereby employees can make a pre-tax contribution to the Plan up to an annual limit. The Company does not match employee contributions.

(9)      CUSTOMER CONCENTRATION

         For the years ended December 31, 2000 and 1999, revenue and accounts receivable from one unaffiliated customer totaled approximately 92% and 95% of revenue and 90% and 96% of accounts receivable, respectively.

(10)     SUBSEQUENT EVENT

         On January 2, 2001, the stockholder executed a Stock Purchase Agreement (the "Agreement") and sold all of the issued and outstanding stock of the Company to o2wireless Solutions, Inc. and subsidiaries ("o2wireless"), an Atlanta, Georgia based company, for a purchase price of $9,684,500 in cash and 314,044 shares of o2wireless common stock issued at closing.

         Additionally, the Company had a verbal understanding and intention to reward certain employees for past services with a bonus upon the sale of the Company. There are no conditions or requirements for the employees to provide future services beyond the sale date in order to receive the bonus. The total amount of the bonus incurred upon the close of the sale of the Company on January 2, 2001 was $2,750,000 which was recorded on January 2, 2001, in accordance with EITF 96-05. Effectively, $490,000 of this amount was accrued at December 31, 2000 in accordance with a performance bonus plan.


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